NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of the name "Netherland, Sewell & Associates, Inc." and the reference to Netherland, Sewell & Associates, Inc., and the inclusion of and references to our report, or information contained therein, dated February 2, 2006, prepared for Aurora Energy, Ltd. in the Form 10-KSB for the filing dated on or about March 31, 2006.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Frederic D. Sewell

By: ______________________________
Frederic D. Sewell, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
March 24, 2006